                                                                 EXHIBIT (c)(13)

                         MUTUAL NONDISCLOSURE AGREEMENT


THIS IS AN AGREEMENT made by and between Effective Management Systems, Inc. ("EMS") and Industrial Financial Systems, Inc. ("IFS") relating to disclosure, orally and/or in tangible form, of certain confidential and proprietary information by each party to the other for the purpose of furthering a mutual business relationship.

1. Each party understands that the confidential information received from the disclosing party is regarded by the disclosing party as valuable, and in consideration of the disclosure of such information by the disclosing party and of the mutual promises herein, the receiving party agrees:

         (a) to use such information only for the purpose of furthering its business relationship between the parties and to limit access to such information to those of its employees who have a need to know for such purpose;

         (b) to take all reasonable precautions to maintain the confidentiality of such information for a period of five (5) years from the date of receipt, using at least the same degree of care as the undersigned employs with respect to its own confidential and proprietary information of like nature, and to take appropriate action, by instruction, agreement or otherwise, with any person permitted access to such information to ensure that the undersigned will be able to satisfy its obligations under this Agreement; and

         (c) not to copy such information and, at the request of the disclosing party, promptly to destroy or return any media containing such information.

         For the purpose of this Agreement, the term "confidential information" shall mean any financial, technical, commercial or other information, verbal, visual or written, disclosed to the receiving party or any of its directors, officers, employees, advisors or representatives on or after the date hereof and in accordance with this Agreement by the disclosing party that was originated by the disclosing party and relates to the disclosing party's business and affairs (including information concerning any business or assets of any third party), and is not generally available to others. "Confidential information" shall be deemed to include the fact that any investigations, discussions or negotiations are taking or have taken place regarding a possible transaction or that either party has requested or received confidential information from the other party, or any of the terms, conditions or other facts with respect to any proposed transaction, including the status thereof or make any public statement concerning a proposed transaction.

2. The undersigned shall have no obligation under Paragraph 1 with respect to information which is:

         (a) previously and legally in the possession of or independently developed by the receiving party, generally available to the public, or disclosed to the undersigned by a third party having no obligation of confidentiality with respect thereto; or

         (b) not identified by the disclosing party in writing as proprietary and confidential and which is not otherwise reasonably understood to be proprietary and confidential by its nature.

3. For a period of eighteen (18) months from the date of this Agreement, IFS, or any of its subsidiaries, will not initiate any discussions with respect to the prospective employment of EMS' employees with whom it has had contact or who became known to it in connection with its consideration of a possible transaction with IFS; provided, however, that the foregoing provision will not prohibit a general, non-targeted solicitation of employment in the ordinary course of business or prevent IFS from employing any employee of EMS who contacts such party at his or her own initiative without any direct or indirect solicitation by or encouragement from such party.

4. Neither the confidential information nor the act of disclosure thereof shall constitute a grant of any license under any trademark, patent or copyright or application for same, nor shall they constitute any representation or warranty by the disclosing party with respect to the infringement of any right of third persons.

5. A breach of this Agreement would cause irreparable harm to either party which may not be adequately compensated for by monetary damages alone. The undersigned therefore agrees that, in the event of such breach or threatened breach of this Agreement, the non-defaulting party shall be entitled to injunctive and/or other preliminary or equitable relief, in addition to any other remedies available at law.

6. Nothing contained in this Agreement or any discussions undertaken or disclosures made pursuant hereto shall either be deemed a commitment to engage in any business relationship, contract, or future dealing with the other party, or limit either party's right to conduct similar discussions or perform similar work to that undertaken pursuant hereto, so long as said discussions or work do not violate this agreement.

7. This Agreement shall be binding on the undersigned and its successors and assigns. In the event of a disagreement between the two parties arising out of this Agreement, such dispute shall be settled by arbitration held in a neutral location mutually agreed upon in accordance with the commercial rules or the American Arbitration Association. This Agreement shall remain effective with respect to any confidential and proprietary information which is disclosed to the undersigned within one (1) year of the date of execution.

         IFS Inc.                             Effective Management Systems, Inc.
         -----------------------------        ----------------------------------
         Company                              Company


         /s/   Terje Vangbo                   /s/   Michael D. Dunham
         -----------------------------        ----------------------------------
         Authorized Signature                 Authorized Signature


         Terje Vangbo, President & CEO        Michael D. Dunham, President & CEO
         -----------------------------        ----------------------------------
         Name, Title (Printed)                Name, Title (Printed)



                                      -2-